Exhibit 10.4

AMENDED AND RESTATED

GMAC COMMERCIAL FINANCE LLC

FACTORING AGREEMENT

Arbinet-thexchange, Inc.

120 Albany Street,

Tower II, Suite 450

New Brunswick, NJ 08901

GMAC Commercial Finance LLC (“Factor”) and Arbinet-thexchange, Inc. (“Client”) agree, as of February 10, 2003, that Factor shall, effective as of the Effective Date, act as Client’s primary factor upon the following terms and conditions:

1.	COVERED SALES; SECURITY INTEREST

(a) Client hereby assigns and sells to Factor, as absolute owner, and Factor hereby purchases from Client, all Accounts, other than Factored Refused Accounts, created on or after the Effective Date (collectively, the “Purchased Accounts”). Factor’s purchase of, and acquisition of title to, each Purchased Account will be effective as of the date of its creation. Factor shall be Client’s sole factor other than with respect to Factored Refused Accounts.

(b) Client hereby grants to Factor a continuing security interest in all of the Collateral as security for all Obligations.

(c) Factor acknowledges that Client has obtained financing from Silicon Valley Bank (“Lender”), in connection with which Client has granted to Lender a security interest in the Collateral and Lender and Factor have entered into a letter agreement, dated February 3, 2003, a true and complete copy of which is attached hereto as Exhibit 1 (the “Lender Subordination Agreement”), pursuant to which Factor and Lender have set forth their agreement with respect to, among other things, the relative priorities of their respective security interests in the Collateral. Client and Factor agree that to the extent that any of the terms hereof are inconsistent with any of the terms of the Lender Subordination Agreement, the terms of the Lender Subordination Agreement shall control.

2.	CUSTOMER CREDIT APPROVAL

Client shall submit to Factor the information requested by Factor to analyze the creditworthiness of each of Client’s Customers. Factor may, in Factor’s discretion, approve in writing all or a portion of Client’s Customers’ purchases, either by establishing a credit line limited to a specific amount for a specific Customer, or by approving all or a portion of a Customer’s purchases. If Factor fails to respond to a request from Client for a credit approval or credit line with respect to a Customer within thirty (30) business days after its receipt of such request, in the case of a Foreign Customer, or within seven (7) business days after its receipt of such request, in the case of Customer that is not a Foreign Customer, the request shall be deemed denied. No credit approval in respect of a Customer shall be effective (a) unless in writing and (b) unless the initial utilization of the purchased telecommunications network capacity occurs within the time specified in Factor’s written credit approval or, if no time is so specified, within one hundred and twenty (120) days after the approval is given. No credit line in respect of a Customer shall be effective unless in writing and unless utilization of the purchased telecommunications network capacity occurs while the credit line is in effect. After the Customer has utilized the purchased telecommunications network capacity, Factor shall then have the Credit Risk (but not the risk of non-payment for any other reason except as otherwise provided in the Export Receivable Rider), to the extent of the dollar amount specified in the credit approval, on all Purchased Accounts evidenced by invoices which arise from purchases approved by Factor in writing except for those Purchased Accounts evidenced by invoices less than One Hundred Fifty Dollars ($150.00). Factor shall have neither the Credit Risk nor the risk of non-payment for any other reason on Purchased Accounts arising from purchases not approved by Factor in writing. Factor may cancel Factor’s credit approval or withdraw or adjust a credit line at any time before utilization of the purchased telecommunications network capacity based upon Factor’s reasonable insecurity concerning its ability to enforce and collect Accounts Receivable owing from such Customer. Notwithstanding the above, (i) a credit line may be reduced to the extent of any Customer Credit Balances (as hereinafter in Section 3(d) defined) due to the Customer that are held by Client; (ii) a credit line shall not be reduced below an amount equal to the sum of (a) the undrawn amount of unexpired letters of credit issued for the account of the Customer that are acceptable to Factor as to form and issuer and that have been issued to Factor as beneficiary or that have been issued to Client but are the subject of assignments of proceeds in favor of Factor (with issuer consents) that are acceptable to Factor as to form; and (b) cash deposited with Factor to secure the Customer’s obligations pursuant to Cash Collateral Agreements acceptable to Factor as to form and authorization; and (iii) a credit line or credit approval with respect to a Customer shall be deemed automatically

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cancelled upon the occurrence of an Insolvency Event with respect to such Customer. Accordingly, (i) if Factor cancels or is deemed to have cancelled a credit line or credit approval in respect of a Customer, then Factor shall not have the Credit Risk on Purchased Accounts arising from telecommunications network capacity utilized by such Customer after the date of such cancellation by Factor; and (ii) if Factor reduces a credit line in respect of a Customer, then Purchased Accounts on which such Customer is the account debtor arising from telecommunications network capacity utilized after such reduction shall be subject to the credit line, as reduced.

3.	PURCHASE PRICE OF PURCHASED ACCOUNTS; RESERVES; PAYMENT REQUEST

(a) The purchase price of Purchased Accounts is the net face amount thereof. The term “net face amount” means the gross face amount of the invoice, less (i) discounts (which shall be determined by Factor where optional terms are given and which shall include any Anticipation Reductions); (ii) any other deductions taken by Customers in accordance with the payment terms of the Purchased Account as submitted to Factor pursuant to Section 2 hereof; (iii) credits issued by Client, (iv) allowances granted by Client to Customers of any nature; (v) *****; and (vi) such portion of the gross face amount of the invoice (the “Tax Component”) representing a value added tax or other tax which is payable by the Customer to Client and is to be remitted by Client to the taxing authority, except that the Tax Component is to be deducted by Factor in computing the purchase price of a Purchased Account only if Client is not obligated to remit the Tax Component to the taxing authority or is entitled to a credit from the taxing authority for the Tax Component by reason of the fact that Client did not collect the Purchased Account directly from the Customer but obtained payment from a third party as a result of the Customer’s financial inability to pay. The gross face amount of each invoice (the “Gross Face Amount”) is the amount due to Client from its Customer for purchased telecommunications network capacity utilized during the billing period covered by the invoice, net of amounts due to the Customer for telecommunications network capacity sold by the Customer through Client and utilized during the same billing period. Anything to the contrary in this Section 3(a) or elsewhere herein notwithstanding, in the event that Credit Losses are incurred with respect to any Approved Accounts that are Non-British Foreign Accounts, the purchase price of such Accounts payable by Factor hereunder shall be reduced to an amount equal to ninety percent (90%) of the net face amount thereof (less any other amount rightfully deducted by Factor hereunder in determining the related loss payments).

(b) As a general matter, Factor’s services will be provided on a non-notification basis and Factor will not communicate with Client’s Customers, except with Client’s consent or as Factor may otherwise elect to proceed, as more fully described below.

(c) If any Purchased Account on which Factor has the Credit Risk remains wholly unpaid solely and exclusively because of the Customer’s financial inability to make payment on the Purchased Account for ***** or more after the original due date of such Purchased Account, Client may deliver to Factor a Payment Request, which Payment Request must be submitted to Factor not later than ***** after the original invoice date of such Purchased Account. Factor shall credit the purchase price for each Purchased Account, *****, on which Factor has the Credit Risk, and for which Client has submitted a Payment Request in accordance with the terms and provisions of this agreement, on the Settlement Date, if on such date the Customer’s failure to pay is due solely and exclusively to financial inability, as reasonably determined by Factor. Without limiting any of Factor’s rights set forth herein and notwithstanding anything to the contrary set forth herein, Factor shall have no obligation to pay to Client the purchase price on any Purchased Account for which a Payment Request has been submitted unless Client shall execute and deliver to Factor (i) all Purchased Account Transfer Documentation (as defined herein) requested by Factor with respect to the Purchased Account; and (ii) evidence satisfactory to Factor that Client’s title to the Purchased Account as well as Client’s title to all other payment obligations, however arising, due to Client from the Customer obligated on such Purchased Account, is free and clear of all liens and encumbrances except in favor of Lender.

(d) The purchase price of Purchased Accounts upon which Factor did not assume or no longer has the Credit Risk shall be payable only upon actual collection of the Purchased Account and then only to the extent of the amounts collected; provided, however, that if Factor collects amounts in excess of the purchase price of Purchased Accounts that the Customer has identified as applicable to such Purchased Account, such excess shall be posted to Client’s account. In computing the amount payable by Factor as the purchase price of Purchased Accounts, (i) Factor shall be credited with any amounts received or collected by Client in respect of any Purchased Accounts from or for the account of the Customer obligated thereon (excluding Customer Credit Balances, as hereinafter defined, but including cash collateral deposits and payments on letters of credit), and (ii) payments or collections made by or for the account of a Customer (including cash collateral deposits and payments on letters of credit but excluding Customer Credit Balances) shall first be applied to Approved Accounts due from such Customer before being applied to any other obligations of such Customer to Client. In furtherance of the foregoing, any collateral security obtained by Client from a Customer for the purpose of securing such Customer’s obligations on Purchased Accounts, including cash collateral and letters of credit, shall, concurrently with the delivery by Client to Factor of a Payment Request with respect to such Purchased Account, be disclosed to, assigned and delivered to Factor except that Client may retain possession of collateral security consisting of credits due Customers from Client resulting from overpayments on Purchased Accounts (“Customer Credit Balances”) so long as Client reports to Factor the amount of such Customer Credit Balances on Client’s books at the end of each bi-monthly billing cycle.

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(e) Notwithstanding anything to the contrary in the preceding Section 3(d), if Factor withdraws its approval from any Approved Account, and the related Customer thereafter converts from a buy position to a sell position on Client’s exchange, all amounts credited to such Customer in connection with such sell position shall, after the retention therefrom by Client of any usual and customary fees payable to Client in connection therewith, be applied to the then outstanding Obligations until all outstanding Obligations (including, without limitation, reasonable collection expenses) have been satisfied in full. The balance, if any, of such amounts shall be credited to Client.

4.	INTEREST; COMMISSIONS; FEES

(a) All amounts that Factor may, in its sole discretion, pay or advance to Client or for Client’s account in excess of the purchase price of Purchased Accounts shall be chargeable to Client’s account when paid to Client.

(b) For Factor’s services, Factor shall charge to Client’s account:

(i) monthly, as of the last day of each month, interest on the average daily balance of all Obligations which are outstanding during such month at the Borrowing Rate; provided, however, that said interest rate shall not be less than four and one half percent (4  1/2%) per annum and shall in no event be higher than the highest rate permitted by New York law. Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days and shall begin to accrue on (a) commissions payable to Factor hereunder commencing on the date such commissions are payable pursuant to this Section and (b) other Obligations, five (5) business days after Factor’s demand for payment thereof; and

(ii) all actual charges incurred by Factor for wire transfers.

(c) For Factor’s services, Client shall pay to Factor within fifteen (15) business days after the end of each of Client’s semi-monthly billing cycles the greater of (i) 1/24th of the Minimum Annual Commission (as defined herein); or (ii) the accrued commission for such semi-monthly billing cycle at the rate of ***** of the Gross Face Amount of each invoice arising in such semi-monthly period evidencing a Purchased Account that is an Approved Account due from a Domestic Customer, a Customer existing under the laws of Canada or any Province thereof or a European Customer, and ***** of the Gross Face Amount of each invoice arising in such semi-monthly period evidencing a Purchased Account that is an Approved Account due from a Non-European Foreign Customer, in either case on terms not exceeding 15 days ; provided, that, with Factor’s prior written approval, granted in Factor’s sole discretion, terms for specific Customers may be extended to up to 30 days (such maximum terms of 15 days or 30 days, as applicable, being hereinafter referred to as the “Maximum Invoice Days”), plus an additional ***** for each additional 30 days or portion thereof of selling terms; provided, however, that if Client changes the terms of any invoice, whether or not Factor consents to such change (it being understood that nothing in this provision diminishes Factor’s rights or Client’s obligations under any other provision hereof), then the commission on the Gross Face Amount of that invoice shall be the commission hereinabove set forth plus ***** for each thirty (30) days or portion thereof of such change. The aggregate amount of commissions that Client is obligated to pay to Factor with respect to Purchased Accounts shall not be less than a minimum annual commission (the “Minimum Annual Commission”) of $350,000 for each Contract Year that this agreement is in effect, beginning with the Contract Year commenced May 1, 2005.

(d) Notwithstanding anything to the contrary contained herein, Client shall be responsible for, and Factor shall charge to Client’s account from time to time in each Contract Year, an amount equal to fifty percent (50%) of the first $50,000 in aggregate Credit Losses in such Contract Year arising from Accounts owing by Domestic Customers.

(e) Without limiting anything contained in Section 13(a) hereof, Client shall not be obligated to pay any facility fee in connection with this amendment and restatement of this Factoring Agreement.

5.	MATURED FUNDS

In the event that any amounts payable by Factor to Client hereunder (as confirmed by Factor’s appropriate credit to Client’s account) are not drawn by Client on a Settlement Date (“Undrawn Amounts”), Factor shall, on the last day of the month in which such Settlement Date occurs, credit Client’s account with interest at the Matured Funds Rate in effect during such month on the average daily balance of Undrawn Amounts held during such month by Factor after the relevant Settlement Date.

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6.	CHARGES; BALANCES

Factor may charge all Obligations to Client’s account. Unless otherwise specified, Obligations consisting of commissions shall be payable on the dates specified in Section 4(c) hereof and other Obligations shall be payable five (5) business days after Factor’s demand for payment thereof. Recourse to security will not be required at any time. All credit balances or other sums at any time standing to Client’s credit and all Reserves on Factor’s books, and all of Client’s property in Factor’s possession at any time or in the possession of any parent, affiliate or subsidiary of Factor or on or in which Factor or any of them have a lien or security interest, may be held and reserved by Factor as security for all Obligations. Factor will account to Client monthly and each monthly accounting statement will be fully binding on Client and will constitute an account stated, unless, within forty five (45) days after such statement is mailed to Client or within thirty (30) days after the mailing of any adjustment thereof Factor may make, Client gives Factor specific written notice of exceptions. Client recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of the Purchased Accounts and the other Collateral may not be received by Factor in good and available funds on the date delivered. In consideration of Factor’s agreement to conditionally credit Client’s account as of the business day on which Factor receives those items of payment, Client agrees that, in computing the charges under this agreement, all items of payment shall be deemed applied by Factor on the business day of confirmation to Factor that such items of payment have been collected in good and available funds and finally credited to Factor’s account.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Client hereby represents, warrants and covenants that:

(a) As of the Effective Date, Client has good title to the Collateral, including without limitation, the Purchased Accounts, free of any encumbrance except in Factor’s favor or in favor of Lender, and each Purchased Account is a bona fide, enforceable obligation arising in the ordinary course of Client’s business. With respect to each Purchased Account, (i) Client’s Customer is unconditionally obligated to pay at maturity the full amount thereof without defense, counterclaim or offset (regardless of merit), and all documents in connection therewith are genuine; (ii) ***** and (iii) Client has applied all of such Customer payments to Purchased Accounts and to other payment obligations of Customers consistently with application instructions issued by Customers with respect to such payments.

(b) Client’s exact legal name is as set forth on the signature page of this agreement. Client shall not change its legal name unless Factor shall have received not less than sixty (60) days prior written notice of such proposed change. Client has not, during the past five years, been known by or used any Trade Names or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any entity, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 7(b).

(c) Client is an organization of the type and organized in the jurisdiction set forth on Schedule 7(c). Schedule 7(c) accurately sets forth Client’s organizational identification number or accurately states that Client has none and accurately sets forth Client’s federal employer identification number. Client shall not change Client’s organizational identification number (or if Client does not have an organizational identification number, Client shall not acquire one), or change Client’s type of organization, jurisdiction of organization or other legal structure unless Factor shall have received not less than sixty (60) days prior written notice of such proposed change.

(d) Client’s chief executive office and mailing address and Client’s Records concerning Accounts are located only at the address identified as such on Schedule 7(d), and Client’s only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 7(d). Schedule 7(d) correctly identifies any of such locations which are not owned by Client and sets forth the owners and/or operators thereof. Client shall not change its chief executive office, mailing address or any location of Collateral unless Factor shall have received not less than forty-five (45) days prior written notice of such proposed change.

(e) Client shall furnish to Factor (i) within seven (7) business days after the last business day of each of Client’s semi-monthly billing periods, a detailed sales register and a detailed aged trial balance of all Purchased Accounts as of the end of such semi-monthly billing period, certified by Client’s Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, Controller, Treasurer or Vice President of Finance or Vice President of Business Systems; and (ii) when requested by Factor after reasonable notice, a confirmation of the assignment to Factor of any Approved Accounts outstanding at the time of such request and of any other Purchased Accounts due from the Customers, respectively, owing such Approved Accounts. In addition, Client shall, at Client’s expense, promptly furnish Factor with such other financial and operational information as may be reasonably requested by Factor from time to time. After reasonable notice, Factor shall have full access to and the right to audit, check, inspect and make abstracts and copies from Client’s Records, audits, correspondence and all other papers relating to the Collateral and the operation of Client’s business. Factor and its agents may enter upon Client’s premises at any time during business hours after reasonable notice, and from time to time, for the purpose of inspecting the Collateral and any and all Records pertaining thereto and the operation of

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Client’s business. Factor shall give Client reasonable notice prior to conducting any inspections, audits or examinations. On the first day of each month following any month in which Factor performs any collection audit, Client shall pay to Factor a fee equal to Factor’s then effective standard rate per day, per person, employed or retained by Factor to perform such audits, it being acknowledged that as of the Effective Date, Factor’s standard rate is $750 per day, per person, plus all costs, fees and expenses incurred by Factor or its representatives in the performance of such audits . Factor agrees that during the term hereof, Factor’s standard rate per day, per person, shall remain $750. So long as no Event of Default has occurred, Factor shall conduct no more than one collection audit of Client’s Records during each Contract Year; provided, however, that upon the occurrence of an Event of Default, and thereafter until the cure thereof to the satisfaction of Factor, there shall not be any limitation on the number of collection audits that Factor shall be entitled to conduct at Client’s expense.

(f) Client shall notify Factor in writing of ***** within fifteen (15) days after ***** and, within two (2) business days following such notification, provide to Factor copies of all communications between Client and the relevant Customer with regard *****. Client will settle ***** no cost or expense to Factor; Factor’s practice is to allow Client a reasonable time to do so. Should Factor so elect at any time following a Credit Deterioration affecting a Customer owing Approved Accounts, Factor may (i) withdraw Client’s authority to issue credits to such Customer without Factor’s prior written consent; or (ii) *****. In addition to and not in limitation of the foregoing, no credits, allowances or adjustments of any kind concerning any Approved Account or other Purchased Accounts due from Customers owing Approved Accounts may be made by Client without Factor’s prior written approval after Factor has (x) credited Client’s account with the purchase price for such Purchased Account; (y) withdrawn any credit approval with respect thereto; or (z) following a Credit Deterioration affecting a Customer, elected to communicate with the Customer with respect thereto or to collect such Purchased Account directly. Factor shall have no obligation to take any steps to collect Purchased Accounts on which Factor did not assume or no longer has the Credit Risk and accordingly Factor may, at its option, upon payment of all outstanding Approved Accounts due from a Customer, reassign to Client any remaining Purchased Accounts due from such Customer.

(g) Factor’s Credit Risk, if any, on a Purchased Account shall immediately terminate without any action on Factor’s part in the event that (i) there is *****; (ii) any representation or warranty made by Client to Factor herein or in any other document with respect to such Purchased Account proves to have been false in any material respect when made or any covenant or agreement made by Client to Factor in this agreement or elsewhere as to the Purchased Account is breached; (iii) Client grants more extended terms or additional dating beyond the Maximum Invoice Days on the Purchased Account, or makes any other change to the payment terms of the Purchased Account, without Factor’s prior written approval; (iv) Client has failed to comply, with respect to such Purchased Account, with Collection Procedures Guidelines provided by Factor to Client; or (v) Client fails to provide to Factor the reports, information or documentation required to be provided hereunder with respect to the Purchased Account (whether or not such reports, information or documentation are requested by Factor before or after the effective date of termination of this Agreement) *****. In addition, Factor’s Credit Risk, if any, on all Purchased Accounts shall terminate without any action on Factor’s part if Client fails to pay commissions within thirty (30) days of the end of each of Client’s semi-monthly billing cycles, as specified in Section 4(c) or fails to pay any other Obligations within five (5) business days after Factor’s demand therefor. Client shall repay to Factor, within five(5) business days after Factor’s demand therefor, *****, together with interest thereon from the Settlement Date of such Purchased Account to the date of chargeback, and such action on Factor’s part shall not be deemed a reassignment of such Purchased Account and will not impair Factor’s rights thereto or security interest therein, which will continue to be effective until this agreement is terminated and all Obligations are fully satisfied.

(h) Client is and shall remain in compliance with all laws, regulations and rules applicable to Client’s business of providing a trading exchange for telephone network capacity, including all laws, rules and regulations of the United States and state and local governmental units relating to telecommunications services and all laws, rules and regulations of foreign jurisdictions in which Foreign Customers obligated on Purchased Accounts are located.

(i) Client shall take all other actions requested by Factor from time to time to cause the attachment, perfection and priority of, and Factor’s ability to enforce, Factor’s security interest in any and all of the Collateral, subject only to the prior security interest of Lender. Client irrevocably and unconditionally authorizes Factor (or Factor’s agent) to file, and ratifies the filing at any time and from time to time of, such financing statements with respect to the Collateral naming Factor or Factor’s designee as the secured party and Client as debtor, as Factor may require, and including any other information with respect to Client or otherwise required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdictions as Factor may determine, and setting forth a notice that any disposition of any of the Collateral by Client without Factor’s prior written consent violates the rights of Factor, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Client agrees that the foregoing authorizations shall be irrevocable while this agreement remains in effect and thereafter until Factor has received indefeasible final payment and satisfaction in full in immediately available funds of all Obligations. In no event shall Client at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Factor or Factor’s designee as secured party and Client as debtor.

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(j) Upon Factor’s reasonable request, Client shall, at Client’s expense, duly execute and deliver, or shall cause to be duly executed and delivered, to Factor such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Factor to effectuate the provisions and purposes of this agreement.

(k) Client shall maintain at its chief executive office, or at its Herndon, Virginia facility, all sales contracts and other documentation relating to the Purchased Accounts, and Client shall provide Factor with access to and use of such original documentation upon Factor’s request from time to time, promptly after reasonable notice.

8.	INVOICING; NON-NOTIFICATION; ELECTION TO PROCEED; APPLICATION OF PROCEEDS

(a) With respect to each invoice of Client evidencing Purchased Accounts due from Customers owing Approved Accounts, upon Factor’s request, Client shall either (i) furnish Factor with a legible duplicate original of the invoice accompanied by a written acknowledgment that such Accounts have been assigned to Factor, or (ii) electronically transmit to Factor the invoice details and an assignment schedule using a transmission format acceptable to Factor. Client’s failure to furnish such specific assignments shall not diminish Factor’s rights. Client shall procure and hold in trust for Factor and furnish to Factor at Factor’s request satisfactory evidence of each rendition of services. For invoices electronically transmitted to Factor, Client shall also (A) retain and furnish Factor at Factor’s request legible copies of sales schedules and registers, as well as duplicate originals of the invoices, and (B) reproduce for Factor at Factor’s request any and all such electronic transmissions. Each invoice shall bear the terms of each Customer’s purchase, as submitted to Factor, whether or not the purchase has been approved by Factor. Each payment made by a Customer shall first be applied to Approved Accounts, if any, on which Factor has the Credit Risk, and the balance, if any, of such payment shall be applied to other Purchased Accounts due from such Customer. Client understands that Factor shall not be liable for any selling expenses, orders, purchases, contracts or taxes of any kind resulting from any of Client’s transactions, and Client agrees to indemnify Factor and hold Factor harmless with respect thereto, which indemnity shall survive termination of this agreement. Client warrants and represents to Factor that there are no taxes payable as an incident of Customers’ purchases of telephone network capacity except as noted on Schedule 8(a) and that Client will at all times promptly pay such taxes when due and file all tax returns relating to such taxes in a timely manner.

(b) Upon submission in accordance with the terms hereof of any Payment Request with respect to a Purchased Account, or if Factor otherwise elects in its sole discretion to enforce its rights and remedies with respect to any Purchased Account following the occurrence of a Credit Deterioration or after a Purchased Account due from a Customer owing Approved Accounts becomes more than 30 days past due, only Factor, and not Client, may prospectively and directly seek to collect and enforce any such Purchased Accounts. Whether or not Client makes a Payment Request, Factor may, in its sole discretion, following the occurrence of a Credit Deterioration, or after Factor is notified of or becomes aware of *****, or after a Purchased Account due from a Customer owing Approved Accounts becomes more than 30 days past due have the right to communicate directly with Customers obligated on Approved Accounts (including notifying the Customer that the Purchased Account has been assigned to Factor) and institute direct collection efforts with respect to all Purchased Accounts due from such Customer and to otherwise deal directly with any such Customer.

9.	TERMINATION

(a) This agreement shall remain in full force and effect until terminated as follows:

(i) Factor may terminate this agreement at any time upon one hundred twenty (120) days prior written notice to Client; or

(ii) Client may terminate this agreement upon written notice to Factor upon one hundred and twenty (120) days prior written notice, effective as of April 30, 2007 or any anniversary thereof; or

(iii) If Client shall suspend its business, sell all or a significant portion of its assets, become insolvent or shall be unable to pay its outstanding debts to creditors generally as they mature, make an assignment for the benefit of creditors, or apply for an extension from creditors; or if a meeting of Client’s creditors is called; or if a receiver or trustee shall be appointed for Client or Client’s property; or if Client’s property shall become subject to any lien or attachment except attachments that are bonded or discharged within 30 days after they first arise; or if a petition under the United States Bankruptcy Code shall be filed by or against Client; or if Client shall seek relief under any insolvency statute, federal, state or other; or if a custodian shall be appointed for all or substantially all of Client’s property; or if Client shall breach this agreement or any other agreement between Factor and Client or between Client and any affiliate of Factor; or if Client shall fail to pay any Obligation when due; or if Client shall fail to file with the SEC any annual, quarterly or periodic report on or prior to the last date by which such report is required to be filed under applicable law or regulation (as such date may have been extended in accordance with applicable SEC regulations) and such failure continues uncured for more than ten (10) business days; or if Client shall default in the payment or performance of any obligation to Lender or any other institutional lender to, or factor of, Client and, as a result of such default (and, if applicable, Client’s failure to cure such

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default within any applicable grace period), Lender or such other institutional lender or factor, is entitled to accelerate the maturity of Client’s payment obligations to Lender or such other lender or factor; or if Client shall fail to pay any other material indebtedness; or if any guaranty of the Obligations shall be terminated; or if ownership or control of fifty percent (50%) or more of Client’s aggregate outstanding stock, stock equivalents or any other equity changes after the Effective Date; then, in any of such events, Factor may terminate this agreement at any time without notice. Anything in this subparagraph (iii) to the contrary notwithstanding, the failure of Client to timely notify Factor of ***** shall not entitle Factor to terminate this Agreement under this Section 9(a)(iii) (and shall not constitute an Event of Default for purposes hereof) unless at least ten percent (10%) of such Purchased Account is subject *****

(b) On the effective date of termination, all Obligations shall become immediately due and payable in full without further notice or demand. Factor’s rights with respect to Obligations owing to Factor, or chargeable to Client’s account, arising out of transactions having their inception prior to the effective date of termination, will not be affected by termination. Without limiting the foregoing, all of Factor’s security interests and other rights in and to all Collateral shall continue to be operative until such Obligations have been fully and finally satisfied or Client has given Factor an indemnity satisfactory to Factor.

(c) Notwithstanding anything to the contrary set forth herein, if this agreement is terminated by Client prior to April 30, 2007 for any reason, or by Factor at any time due to the occurrence of an Event of Default, then upon the effective date of termination and as Factor’s liquidated damages, Client shall be charged an early termination fee equal to $100,000. Such early termination fee shall be conclusively presumed to be the amount of Factor’s damages sustained by reason of the early termination, which fee Client agrees is fair and proper; provided, however, that nothing contained herein is intended to limit Client’s remedies for Factor’s breach of this agreement that are available under applicable law and provided further , that Client shall not be obligated to pay such early termination fee if Client terminates this agreement after Factor assigns this agreement to another party other than in connection with the sale of substantially all of Factor’s factoring business. Upon payment by Client of such early termination fee, Client shall no longer be obligated to make any further commission payments to Factor by reason of the Minimum Annual Commission for the Contract Year of termination or thereafter, but shall remain obligated to pay all commissions actually incurred, but unpaid, prior to the effective date of termination. The early termination fee shall be and is included in the Obligations.

10.	PLACE OF PAYMENT; NEW YORK LAW; FORUM SELECTION; WAIVER OF JURY TRIAL

(a) All Obligations shall be paid at Factor’s office in New York, New York or at such other place, or by such other method, as is acceptable to Factor.

(b) This agreement shall be governed by and construed according to the laws of the State of New York (without giving effect to its choice of law principles). All terms used herein, unless otherwise defined herein, shall have the meanings given in the UCC.

(c) Client irrevocably agrees (i) that all actions and proceedings arising out of or relating directly or indirectly to this agreement or any ancillary agreement or any other obligations shall be litigated in the United States District Court for the Southern District of New York or, at Factor’s option, in any other courts located in New York or elsewhere as Factor may select, (ii) that such courts are convenient forums, and (iii) that Client submits to the personal jurisdiction of such courts. Client hereby consents to the service of process therein by registered or certified mail, return receipt requested, directed to Client at Client’s address set forth above, and Client agrees that service so made shall be deemed complete five (5) days after the date of mailing.

(d) TO THE EXTENT LEGALLY PERMISSIBLE, BOTH CLIENT AND FACTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

11.	REMEDIES; WAIVERS; LIMITATION OF LIABILITY

(a) Factor’s rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy Factor may have hereunder or under the UCC or otherwise. After application of all Collateral to Client’s Obligations (in such order and manner as Factor in Factor’s sole discretion shall determine), Client shall remain liable to Factor for any deficiency.

(b) Factor shall have the right, in Factor’s sole discretion, to determine which rights, liens, security interests or remedies Factor may at any time pursue, relinquish, subordinate, or modify or to take any other action and incur any costs or expenses with respect thereto and such determination will not in any way modify or affect any of Factor’s rights hereunder. Failure by Factor to exercise any right, remedy or option under this agreement or delay by Factor in exercising the same will not operate as a waiver; no waiver by Factor will be effective unless Factor confirms it in writing and then only to the extent specifically stated.

(c) Factor shall have no liability hereunder (i) for any losses or damages (including, without limitation, incidental, special, exemplary, punitive or consequential damages) resulting from Factor’s refusal to assume, or delay in assuming, the

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Credit Risk, or any malfunction, failure or interruption of communication facilities, or labor difficulties, or other causes beyond Factor’s control; or (ii) for indirect, special or consequential damages arising from accounting errors with respect to Client’s account with Factor except that nothing contained herein is intended to limit Client’s remedies for Factor’s breach of this agreement that are available under applicable law. Factor’s liability for any default by Factor hereunder shall be limited to a refund to Client of any commission paid by Client during the period starting on the occurrence of the default and ending when it is cured or waived, or when this agreement is terminated, whichever is earlier. Except as prohibited by law, Client waives any right which it may have to claim or recover in any litigation with Factor any incidental, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Client: (A) certifies that neither Factor nor any representative, agent or attorney acting for or on behalf of Factor has represented, expressly or otherwise, that Factor would not, in the event of litigation, seek to enforce any of the waivers provided for in this agreement or any of the Other Documents and (B) acknowledges that in entering into this agreement and the Other Documents, Factor is relying upon, among other things, the waivers and certifications set forth in this Section 11(c) and elsewhere herein and in the Other Documents.

12.	DEFINITIONS

As used herein:

“Accounts” shall mean all of Client’s present and future rights to payment that are due from Client’s members by reason of members’ purchase of telecommunications network capacity from other members of Client through the trading exchange provided by Client.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent ( 1/2%).

“Anticipation Reduction” shall mean a deduction taken by a Customer based on the Customer’s payment of the invoice before maturity whether or not allowed according to the payment terms of such invoice.

“Approved Account” shall mean an Account that has been approved by Factor pursuant to Section 2 hereof, to the extent of the dollar amount of such approval, by reason of the fact that the utilization of telecommunications network capacity giving rise to such Account occurred while the credit approval or credit line was in effect.

“Bank” shall mean The Bank of New York, having its chief executive office in New York, New York, and its successors and assigns.

“Bankruptcy Case” shall mean a case or proceeding under the United States Bankruptcy Code.

“Borrowing Rate” for any given month shall mean an interest rate per annum which is equal to the average Alternate Base Rate in effect during such month plus three-quarters percent (0.75%).

“Collateral” shall mean and include: all Accounts, and in addition, (i) any other assets of Client (including assets of the Client which, under the UCC, would constitute accounts, instruments, documents, chattel paper, deposit accounts, investment property, supporting obligations, letter of credit rights and general intangibles, as such terms are defined in the UCC) to the extent such assets arise from, evidence, are proceeds of, are collateral for, or are necessary to collect or otherwise enforce payment of, any of Client’s rights to payment that are due from Client’s members by reason of members’ purchase of telecommunications network capacity from other members of Client through the trading exchange provided by Client; (ii) all of Client’s ledger sheets, ledger cards, files, correspondence, Records, books of account, business papers, computers, computer software (whether owned by Client or in which it has an interest), computer programs, tapes, disks and documents relating to the property and rights described in this section; and (iii) all proceeds and products of the property and rights described in this section.

“Collection Procedures Guidelines” shall mean the procedures for the collection of Purchased Accounts issued by Factor, as modified by Factor from time to time.

“Contract Year” means the period of twelve consecutive months commencing on May 1,2005 and on the anniversary thereof in each succeeding year.

“Credit Deterioration” shall mean a material deterioration in the creditworthiness of a Customer, as determined by Factor in its sole discretion.

“Credit Losses” shall mean the aggregate net face amount of all Purchased Accounts created during a Contract Year which Factor determines to have remained wholly or partially unpaid at maturity solely by reason of the Customer’s financial

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inability to pay (or, with respect to Foreign Receivables approved for coverage for Covered Risk, by reason of any event or circumstance included within the definition of “Covered Risk” set forth in the Export Receivable Rider).

“Credit Risk” shall mean the risk of loss resulting solely and exclusively from the financial inability of Client’s Customer to pay at maturity a Purchased Account.

“Covered Risk” shall have the meaning ascribed thereto in the Export Receivable Rider.

“Customer” shall mean and include members of Client who are obligated to pay Client for telecommunications network capacity purchased from other members of Client.

“Customer Credit Balances” shall have the meaning set forth in Paragraph 3(d) hereof.

“Default Rate” shall mean an interest rate per annum which is two percent (2%) in excess of the Borrowing Rate in effect from time to time.

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“Domestic Customer” shall mean a Customer existing under the laws of the United States or any State thereof, or of Canada or any Province thereof.

“Effective Date” shall mean May 1, 2005.

“European Customer” shall mean a Customer existing under the laws of any country within Europe or any subdivision of any such country.

“Event of Default” shall mean the occurrence of any of the events set forth in Paragraph 9(a)(iii) hereof.

“Export Receivable Rider” shall mean that certain Amended and Restated Export Receivable Rider To Factoring Agreement executed and delivered by Factor and Client concurrently herewith.

“Factored Refused Account” shall mean an Account, or a particular invoice evidencing a portion of an Account , (i) as to which Client has requested credit approval in writing from Factor but as to which Factor has declined to give credit approval, and (ii) which has been factored by DB Zwirn Capital (f/k/a SCM Telco Finance, LLC).

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

“Foreign Customer” shall mean an entity existing under the laws of a foreign country and the principal place of business of which is located in a foreign country other than Canada.

“Foreign Receivable” shall have the meaning ascribed thereto in the Export Receivable Rider.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Gross Face Amount” shall have the meaning set forth in Section 3(a).

“Insolvency Event” shall mean (x)with respect to a Foreign Customer, the occurrence of “Insolvency”, as such term is defined in the Export Receivable Rider, to or with respect to such Foreign Customer, and (y) with respect to a Domestic Customer, (i) the commencement of a Bankruptcy Case with respect to the Customer; (ii) the Customer’s making of an assignment for the benefit of creditors or applying for an extension from creditors; (iii) the commencement of any other insolvency proceedings by or against the Customer (whether under federal, state or foreign law); (iv) the calling of a meeting of the Customer’s creditors; (v) the Customer’s failure to pay its debts as they become due or its acknowledgement of its inability to pay its debts as they become due; (vi) the Customer’s suspension of business in the ordinary course; (vii) the appointment of a trustee, receiver or custodian with respect to any property of the Customer; or (viii) the filing of a lien or attachment against any property of the Customer.

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“Lender” shall have the meaning set forth in Section 1(c).

“Matured Funds Rate” shall mean an interest rate per annum which is equal to the Prime Rate minus three percent (3%).

“Maximum Invoice Days” shall have the meaning set forth in Section 4(c) hereof.

“Minimum Annual Commission” shall have the meaning set forth in Section 4(c) hereof.

“Non-British Foreign Account” shall mean an Account due from any Foreign Customer other than a Customer existing under the laws of Great Britain.

“Non-European Foreign Customer” shall mean any Foreign Customer other than a European Customer.

“Obligations” shall mean and include all debts, liabilities, obligations, covenants, duties and amounts of any nature whatsoever, for which Client is now or hereafter obligated to Factor (or to any corporation that directly or indirectly controls or is controlled by or is under common control with Factor, including without limitation any parent, subsidiary and affiliate of Factor), of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether arising under this or any other present or future agreement or other documentation, or by operation of law or otherwise, now existing or hereafter arising (whether before or after the filing of any petition in bankruptcy by or against Client or the commencement of any other insolvency proceeding, including but not limited to an assignment for the benefit of creditors), including, without limitation, any debt, liability or obligation now or hereafter owing from Client to others, including without limitation any other present or future client(s) of Factor, which Factor may have obtained or may obtain, by purchase, assignment, participation or otherwise, and further including without limitation, all interest, charges or any other payments Client is required to make to Factor, together with all expenses and attorneys’ fees and costs chargeable to Client’s account or incurred by Factor in connection with Client’s account, whether provided for herein or in any such other agreement or documentation. Without limiting the foregoing, Obligations shall include the amounts of all interest, commissions, customer late payment charges and bank related charges, costs, fees, expenses, taxes and all Purchased Accounts charged or chargeable to Client’s account hereunder.

“Other Documents” shall mean, collectively, all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Client or any third party in connection with this agreement.

“Payment Request” means, as to any Purchased Account, Client’s written request for payment by Factor to Client of any remaining outstanding balance of the purchase price thereof.

“Prime Rate” shall mean the prime commercial lending rate of the “Bank” as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

“Purchased Accounts” shall have the meaning set forth in Section 1(a) hereof.

“Purchased Account Transfer Documentation” means and includes (i) for Purchased Accounts for which Client has submitted Payment Requests to Factor; and (ii) for Purchased Accounts on which Factor has decided, in its sole discretion, to institute direct collection efforts or otherwise deal directly with the Customer on such Purchased Account; and (iii) for all other payment obligations, however arising, due to Client from the Customers obligated on such Purchased Accounts, each and all of the following, in form and substance acceptable to Factor in its sole discretion: (a) an executed confirmation of the assignment by Client to Factor of all Purchased Accounts concerning the applicable Customer, together with confirmation to Factor of its grant to Factor of a first and paramount security interest therein, and confirmation that all warranties, representations and covenants with respect thereto remain true and correct; (b) Factor’s credit approval number, if any, with respect to such Purchased Accounts; (c) Client’s original sales order(s) and Customer’s original purchase order(s), if any, relating to such Purchased Accounts; (d) proof(s) of delivery of the telecommunication services covered by such Purchased Accounts; (e) an itemized statement of the outstanding balance owed on such Purchased Accounts; (f) all invoices, statements and correspondence with the applicable Customer and Client’s original collection file with respect to such Customer; (g) a release of the security interest in the Purchased Accounts, if any, in favor of Lender, in form satisfactory to Factor; and (h) such additional documentation relating to such Purchased Accounts, and the assignment thereof to Factor and/or Factor’s security interest therein, all as more fully set forth in this agreement and otherwise as Factor may from time to time request of Client.

“Records” shall mean, all of Client’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit

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files and other data relating to the Collateral or any Customer, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including, without limitation, any of Client’s rights with respect to the foregoing maintained with or by any other person).

“Reports” shall have the meaning set forth in Section 13(a) hereof.

“Reserves” shall mean, with respect to Client, all Obligations then chargeable to any account of Client, as well as Obligations which may, in Factor’s sole discretion, be chargeable to Client’s account thereafter, including, without limitation, by reason of or in connection with any of the following:; *****; deductions; allowances; credits; bill and hold sales; consignment sales; letters of credit; steamship guarantees; airway releases; offsets asserted by or granted to Customers; sales calling for payment in currencies other than United States Dollars; to adjust for audit/examination of Client’s accounts(s) or for any documentation correction; ledger debt; co-op advertising; amounts due from Client’s employees; dilution of Client’s accounts and such additional reserves as Factor in its sole discretion deems appropriate, including, but not limited to, to adjust for any condition or prospect of the Client or the Client’s industry.

“SEC” shall mean the United States Securities and Exchange Commission.

“Settlement Date” for Purchased Accounts on payment terms of 15 days or less shall mean the date that is one hundred twenty (120) days after the original due date of the Purchased Account (such 120 day period being hereinafter referred to as the “Base Period”) and the Settlement Date for Purchased Accounts on terms exceeding 15 days shall be such number of days after the original due date of the Purchased Account as equals the Base Period plus the number of days by which the payment terms exceed 15 days (the number of days by which the payment terms exceed 15 days being hereinafter referred to as the “Additional Period”) except that if on or before such Settlement Date a Bankruptcy Case has been commenced with respect to the Customer, then the Settlement Date shall be, whichever is later, (i) the date on which the Purchased Account is allowed in full as a claim in the Bankruptcy Case; or (ii) the date that is such number of days after the original due date of the Purchased Account as equals the Base Period in the case of Purchased Accounts on terms of 15 days or less or as equals the Base Period plus the Additional Period in the case of Purchased Accounts on terms in excess of 15 days; provided, however, that with respect to each Foreign Receivable, the term “Settlement Date” shall have the meaning ascribed thereto in the Export Receivable Rider.

“Tax Component” shall have the meaning set forth in Section 3(a)

“Trade Names” shall mean all trade names or styles, trademarks, divisions or other names under which Client conducts business.

“UCC” shall mean the Uniform Commercial Code as in effect on the Effective Date in the State of New York, as from time to time amended.

13.	GENERAL

(a) Factor may charge to Client’s account the amount of reasonable legal fees (including, without limitation, fees, expenses and costs payable or allocable to attorneys retained or employed by Factor) and other costs, fees and expenses incurred by Factor in negotiating or preparing this agreement and any legal documentation required by Factor or requested by Client in connection with this agreement or any amendments or supplements thereof, or in enforcing Factor’s rights hereunder or in connection with the litigation of any controversy arising out of this agreement, or in protecting, preserving or perfecting Factor’s interest in, any Collateral, including without limitation all costs incurred or payable with respect to any Collateral, and the costs of all public record filings, appraisals and searches relating to any Collateral. Without limiting Factor’s rights hereafter, the amount of such costs, fees and expenses chargeable to Client that were incurred in connection with Factor’s pre-closing investigations of Client or incurred in connection with the closing of the financial accommodations contemplated by this agreement shall be limited to $20,000. Factor may also charge to Client’s account Factor’s then standard charge for furnishing to Client or Client’s designees copies of any statements, records, files or other data (collectively “Reports”) requested by Client or them other than Reports of the kind furnished to Client and Factor’s other clients on a regular, periodic basis in the ordinary course of Factor’s business.

(b) This agreement cannot be changed or terminated orally and is for the benefit of and binding upon the parties and their respective successors and assigns except that Client may not assign or transfer any of Client’s rights or obligations under this Agreement without Factor’s prior written consent, and no such assignment or transfer of any such obligation shall relieve Client thereof unless Factor has consented to such release in a writing specifically referring to the obligation from which Client is to be released. This agreement, the Export Receivable Rider and any concurrent or subsequent written supplements thereto or amendments thereof signed by both of Factor and Client, represent the entire understanding of the parties and supersede all

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inconsistent agreements and communications, written or oral, between Client’s and Factor’s officers, employees, agents and other representatives.

(c) This agreement shall not be effective unless signed by Client below, and signed by Factor at the place for Factor’s acceptance. This agreement may be signed in one or more counterparts which, when taken together, shall constitute a single instrument.

(d) Any notice required to be given, or which may be given, pursuant to the terms hereof shall be in writing and shall be deemed given upon receipt if delivered personally, or if sent by (i) certified mail, return receipt requested, or (ii) electronically confirmed facsimile transmission, or (iii) electronic mail, in each case to the appropriate address set forth beneath the signature of the receiving party below. In addition, any credit approval that Factor elects to give under Section 2 hereof, shall be deemed, for purposes hereof, to have been given to Client in writing if posted by Factor on its Factoring System.

(e) This Amended and Restated Agreement amends, restates and supersedes in its entirety, without a break in continuity, all factoring agreements heretofore entered into between Client and Factor (or any predecessor in interest to Factor) including, without limitation, that certain Factoring Agreement, as of even date herewith, previously entered into by the parties hereto, as heretofore amended, supplemented, extended or otherwise modified.

(f) In the event of any conflict between any term hereof and any term of the Export Receivable Rider, the Export Receivable Rider shall control.

IN WITNESS WHEREOF, each of Factor and Client has executed this Amended and Restated Factoring Agreement as of February 10, 2003.

Very truly yours,

GMAC COMMERCIAL FINANCE LLC

By:	/s/ JOHN MANINI
Title:	Vice President

Address: 1290 Avenue of the Americas
New York, New York 10104

Facsimile Address: (212) 884-7573
E-Mail Address: jmanini@gmaccf.com

AGREED TO:

ARBINET-THEXCHANGE, INC.
ATTEST:

/s/ CHI ENG	By:	/s/ PETER P. SACH
Secretary	Title:	CIO and SVP Operations

November 10, 2005

Address: 120 Albany Street
Tower II, Suite 450
New Brunswick, NJ 08901

Facsimile Address: (732) 509-9101 E-Mail Address: ContractCompliance@arbinet.com

AGREED TO AND ACCEPTED:

GMAC COMMERCIAL FINANCE LLC

By:	/s/ JOHN MANINI
Title:	Vice President

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SCHEDULES TO

FACTORING AGREEMENT

between

GMAC COMMERCIAL CREDIT LLC

and

ARBINET-THEXCHANGE, INC.

Schedule 7(b)	-	Client’s Name: Arbinet-thexchange, Inc. (f/k/a Arbinet Holdings, Inc.)

Schedule 7(c)	-	Client Organizational Information

Organization Type: Corporation

Jurisdiction of Organization: Delaware

Organizational Identification Number: 268341

Federal Employer Identification Number: 13-3930916

Schedule 7(d)	-	Chief Executive Office and Collateral Locations:

Chief executive office: 120 Albany Street, Tower II, Suite 450, New Brunswick, New Jersey 08901

Other Locations:

1. 460 Herndon Pkway., Suite 150 Herndon, VA 20170

2. 75 Broad Street New York, NY 10004

3. c/o William Haner 6833 Indiana Ave., #208 Riverside, CA 92506

4. c/o Kelly Donnelly 22 Second Street Apt. 101 Sausalito, CA 94965

5. 611 West 6th Street Suite 1200 Los Angeles, CA 90014

6. c/o Paul Goldenberg 309 West Washington Street, Suite 500 Chicago, IL 60606

7. 12/18 Paul Street London EC2A 4JH

Schedule 8(a)	-	Taxes

Value Added Tax under the law of the United Kingdom

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EXPORT RECEIVABLE RIDER TO AMENDED

AND RESTATED FACTORING AGREEMENT

As of February 10, 2003

Arbinet-thexchange, Inc.

120 Albany Street, Tower II, Suite 450

New Brunswick, NJ 08901

Gentlemen/Ladies:

This Rider shall confirm the terms and conditions under which we will purchase from you Receivables due from members of your trading exchange that exist under the laws of a country other than, or the principal place of business of which is located in a country other than, the United States and Canada (each such country, a “Foreign Country” or “Foreign Countries”) for their purchases of communications network capacity from other members of your trading exchange. Such purchasing members shall be referred to herein as “Customers” and such receivables as “Foreign Receivables”. Any reference to “we”, “us”, “our” or “Factor” herein shall mean GMAC Commercial Finance LLC and any reference to “you”, “your” or “Client” shall mean Arbinet-thexchange, Inc. Unless the context otherwise requires, all terms capitalized but not defined herein shall have the meanings set forth in the Amended and Restated Factoring Agreement between us bearing an Effective Date, as defined therein, of May 1, 2005, as amended, supplemented or otherwise modified from time to time (as amended, supplemented, restated, extended, renewed or otherwise modified, the “Factoring Agreement”).

Except to the extent inconsistent with the terms of this Rider, which terms shall control any such inconsistencies, your and our mutual rights and obligations with respect to Foreign Receivables shall be governed in all respects by the Factoring Agreement. Accordingly, but without limiting the generality of the foregoing, the Factoring Agreement shall determine the time at which, and the circumstances under which, our Credit Risk (as hereinafter defined), if any, on Foreign Receivables shall terminate and the amounts we may charge to your account with us, in addition to those specified herein, in respect of your Foreign Receivables purchased hereunder.

Effective as of the Effective Date, the terms on which we agree to factor your Foreign Receivables are as follows:

1. We may act as your factor with respect to your Foreign Receivables by providing credit approval on selected Foreign Receivables in accordance with the terms of the Factoring Agreement and as hereinafter provided.

2. “Business Day” means a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of New York, New York, and any other day on which banking institutions are authorized to close in the City of New York, New York.

3. “Credit Risk” means (a) with respect to each Foreign Receivable purchased under the Factoring Agreement (as amended by this Rider), the risk of loss resulting solely and exclusively from the financial inability of your Customer to pay the Foreign Receivable at maturity, and (b) “Covered Risk” with respect to each Foreign Receivable purchased under the Factoring Agreement and designated in our credit approval as approved for coverage for the Covered Risk, respectively.

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4. “Covered Risk” means the following:

A. The Insolvency of any of your Customers.

B. The failure of a Customer to pay us solely due to the financial inability of the Customer to pay the amount owing under the contract within 6 months of original due date of payment and excluding the Customer’s failure to pay because of any claim by the Customer that it is justified in withholding payment in *****.

C. A general moratorium decreed by the government of the Customer’s country or by that of a third country through which payment must be effected.

D. Any other measures or decision of the government of a foreign country which in whole or in part prevents performance of the contract which forms the basis of the Foreign Receivable.

E. Political events, economic difficulties, legislative or administrative measures which prevent or delay the transfer of payments or deposits made in respect to the contract which forms the basis of the Foreign Receivable.

F. The operation of a law in the Customer’s country which gives him a valid discharge of the debt under that law (but not under the governing law of the contract) notwithstanding that, because of exchange rate fluctuations, the payments he has made when converted into the currency of the contract, are less than the amount of debt at the date of transfer.

G. The occurrence outside the United States of war (including civil war, hostilities, rebellion and insurrection) revolution or riot, cyclone, flood, earthquake, volcanic eruption or tidal wave which in whole or in part prevents performance of the contract underlying the Foreign Receivable.

5. “Dispatch” means, with respect to any purchase of communications network capacity by a Customer, the utilization of such communications network capacity by such Customer.

6. “Effective Date” means May 1, 2005.

7. “Insolvency” means and shall occur if:

A. An involuntary bankruptcy proceeding is commenced against the Customer or the Customer files for protection under Chapter 11 of the United States Bankruptcy Code; or

B. In the course of execution of a judgement, the levy of execution fails to satisfy the Customer’s debt in full; or

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C. A valid assignment, compromise or other arrangement is made for the benefit of the Customer’s creditors generally; or

D. An effective arrangement is made for the liquidation of a Customer; or

E. An administrative or other receiver or manager of any of the Customer’s property is appointed; or

F. You show, to our satisfaction, that the Customer’s financial state is such that even partial payment is unlikely and that to enforce judgement or to apply for a bankruptcy or winding up order would have no foreseeable result other than one disproportionate to the likely cost of the proceedings; or

G. An event has occurred elsewhere than in the United States of America, which, under the law of the court having jurisdiction, is substantially equivalent in effect to any of the events listed above.

8. You hereby agree to sell and assign to us, and you hereby grant us a security interest in, all of your now existing and hereafter created or arising Foreign Receivables, and you hereby appoint us as your sole factor in respect of your Foreign Receivables other than Factored Refused Accounts. Once you factor with us a Foreign Receivable due from one of your Customers for which orders have been approved in whole or in part pursuant to the Factoring Agreement, all other Foreign Receivables arising between you and such Customer, other than Factored Refused Accounts, shall be factored with us.

9. You agree to provide to us the names of your Customers, together with any additional information we require, to enable us to conduct credit investigations. In our sole discretion, we will assume a percentage of the Credit Risk on approved Customers. We must give credit approval in writing before you make any sale. In connection with our factoring any approved Foreign Receivable, we do not assume the Credit Risk on any Customer, even if prior credit approval had been granted, for aggregate amounts owing of Ten Thousand Dollars ($10,000.00) or less. We may charge you a fee of Fifty Dollars ($50.00) for each credit decision we are requested to make with respect to your Customers, whether credit approval is granted or not. Withdrawal of a credit approval or adjustment of a credit line may be effectuated by notice to you by us. If such notice is received by you after utilization of communications network capacity, the credit approval or credit line shall remain in place only with respect to communications network capacity utilized before your receipt of such notice. You consent to our sharing information on Customers and proposed sales to such Customers with third parties solely in connection with our process of determining whether to credit approve sales to such Customers.

10. The purchase price of each Foreign Receivable shall be the net face amount thereof, less our commission, and will be credited to your account and remitted to you on the “Settlement Date” (hereinafter defined). The term “net face amount” shall have the meaning ascribed thereto in the Factoring Agreement. The term “Settlement Date”, as it applies to a Foreign Receivable on which we have the Credit Risk, but not the Covered Risk, shall have the meaning ascribed thereto in the Factoring Agreement. However, the term “Settlement Date”, as it applies to a Foreign Receivable on

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which we have the Covered Risk, shall mean the latest to occur of (x) the date that is three (3) Business Days following the date on which we actually collect the Foreign Receivable, (y) the date that is one hundred and twenty (120) days after such Foreign Receivable becomes past due, or (z) in connection with any loss occasioned under subsections C, D, E, F or G of Section 4, four months after completion of the formalities necessary to transfer to our country the payments or deposits made. The Settlement Date for each other Foreign Receivable shall be three (3) Business Days following the date on which the Receivable is actually collected by us.

11. We may charge to your account with us all reasonable expenses incurred by us in transferring funds (including by wire transfer) and all reasonable expenses incurred by us for foreign exchange conversions and related expenses.

12. Notwithstanding anything in the Factoring Agreement to the contrary, we do not assume the Credit Risk on any Foreign Receivable and the purchase by us of such Foreign Receivable shall be with full recourse to you if (a) we revoke the credit line with respect to a Customer prior to the Dispatch (as defined herein) or rendition of services, as the case may be; (b) the Customer is one of your subsidiaries or associated companies or you have a direct or indirect interest in, or connection with, the Foreign Customer; (c) *****; (d) you or your agents fail to fulfill the terms and conditions of your contract of sale with the Customer or you fail to comply with any law (including any order, decree or regulation) having the force of law; (e) to the extent of currency fluctuations and/or devaluations, including but not limited to, any shortfall between the amount of the Foreign Receivables and the value of the local currency deposit as of the date of that deposit or at the date of completion of transfer formalities, whichever is later except where the government of the Customer’s country decrees that the Customer’s obligations have been discharged by the payment of the lesser amount, (f) the reason such Foreign Receivable is not paid arises out of or is contributed to or directly or indirectly caused by: (i) war (whether before or after the outbreak of hostilities) between any of the following: The People’s Republic of China, France, United Kingdom of Great Britain and Northern Ireland, The Russian Federation and the United States of America or a war, declared or not, between the United States or Canada and the country of the Customer; (ii) your failure or the failure of your agents or the Customer to comply with local laws and regulations, including but not limited to the failure to obtain any import or export license or other authorization necessary for the performance of the sales contract underlying the Foreign Receivable or where the performance of such sales contract would contravene any exchange control regulation; (iii) expropriation, confiscation, nationalization, or destruction of the whole or any part of the Customer’s assets under any law, or regulation having the force of law, in any country (or any part of it) by any person or persons exercising powers of government in that country (or any part of it); (iv) ionizing radiations or contamination by radioactivity from any nuclear waste from the combustion of nuclear fuel; (v) radioactive, toxic, explosive, ionizing or other hazardous or contaminating properties of any explosive nuclear assembly or nuclear component of it; (vi) the use, handling or transportation of radioactive material; or (g) under any Foreign Receivable, payment is to be made from a country other than the Customer’s country.

13. You shall procure and hold in trust for us, and furnish to us within a reasonable period of time after your receipt of our request therefor, such evidence created in the ordinary course of your

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business as shall, in the exercise of our reasonable discretion, satisfactorily demonstrate each delivery of communications network capacity to a Customer.

14. In addition to the warranties and the representations made by you under the Factoring Agreement, you hereby make the following warranties and representations in respect of each Foreign Receivable:

A. Each Foreign Receivable shall be for any amount certain, payable in U.S. funds at par or in the currency of the Customer’s country in accordance with the terms and conditions of the invoice covering such Foreign Receivable, which terms shall not be changed without our prior written consent.

B. You shall bear all risk of loss as a result of (i) any conversion of foreign currency into United States legal tender and (ii) any political restraints in the country in which your Customer is located unless the Foreign Receivable is credit approved by us to explicitly cover such risks.

C. As of the date of each invoice evidencing a Foreign Receivable, there shall not be in effect any law or regulation in the Customer’s country that would in any manner prohibit or impede or otherwise affect the ability of the Customer to make payment in accordance with the terms of the invoice.

D. The Customer has obtained all necessary United States and foreign government authorizations required in order to consummate the purchase of the communications network capacity involved including but not limited to, the obtaining of all applicable licenses.

E. You shall give us three (3) business days prior notice of any cash sales and sales based on cash against documents or letters of credit to Customers for which orders have been approved in whole or in part pursuant to this Rider to the Factoring Agreement.

15. You agree as follows:

A. You must notify us, within three (3) business days of your becoming aware thereof, of the occurrence of any event that is reasonably likely to cause a loss.

B. must use due care and diligence and take all practicable measures to prevent and minimize loss. This includes ensuring that all rights against Customers and third parties are properly preserved and exercised.

C. You must, as soon after your receipt of our request therefor as shall be commercially reasonable (but in no event more than five (5) business days after such receipt), provide us with all such information and documents as we may reasonably require.

D. All recoveries by you on a Foreign Receivable with respect to which you have submitted a Payment Request shall immediately be remitted to us. Until this remittance is made, you shall receive and hold such recoveries in trust for us. After receipt by us of any

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such recoveries, they will be divided between you and us in the proportion in which the loss arising from such Foreign Receivable is borne by each of us.

E. If you fail to comply with any of the provisions of this section after we have made a payment, then you will be liable to refund the payment to us on demand.

16. In addition to our other rights of termination set forth in the Factoring Agreement, we may terminate the terms of this Rider immediately if you shall fail to agree in writing to any proposed amendment to this Rider or any other terms of the Factoring Agreement which we reasonably deem necessary to satisfy the applicable coverage requirements of our credit insurance carrier with respect to any Foreign Receivables or the Factors Chain International (“FCI”) We shall provide you with written notice of any such amendment promptly after our becoming aware of the insurance or FCI requirement necessitating such amendment.

17. All debits and credits to your account with us in respect of a Foreign Receivable shall be in the legal tender of the United States.

18. We have the right to withdraw credit approval or cancel a credit line upon notice to you with respect to communications network capacity which has not yet been utilized for any reason including, but not limited to, a deterioration in the political environment of the Foreign Customer’s country.

19. You agree to pay to us, in U.S. Dollars, a factoring commission with respect to Foreign Receivables at the rates, at the times and otherwise in accordance with the terms of the Factoring Agreement.

20. All payments of principal, interest, fees and commissions due and any other amounts due with respect to any Obligations, shall be made to us free and clear of, and without deduction for, any and all present and future taxes, levies, duties or withholdings of any kind.

21. This Rider, together with the Factoring Agreement, represents our entire understanding with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between us regarding the subject matter hereof.

22. This Rider shall terminate immediately and without further action on either party’s part, in the event of the termination of the Factoring Agreement.

23. This Rider may be signed in one or more counterparts which, when taken together, shall constitute a single instrument.

Your signature below shall confirm your agreement to the foregoing.

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GMAC COMMERCIAL FINANCE LLC

By:	/s/ JOHN MANINI
Title:	Vice President

Agreed:

ARBINET-THEXCHANGE, INC.

By:	/s/ PETER P. SACH
Title:	CIO and SVP Operations

November 10, 2005

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